UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

ENANTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35839	04-3205099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (617) 607-0800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENTA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 14, 2021, Nathalie Adda, M.D., Senior Vice President, Chief Medical Officer of Enanta Pharmaceuticals, Inc. (“Enanta”) announced her retirement effective February 28, 2022 (the “Effective Date”).

(e) On July 14, 2021, Enanta and Dr. Adda entered into a consulting agreement pursuant to which Dr. Adda agreed to continue to serve as a consultant to Enanta for up to three months following her retirement on the Effective Date. During the term of the consulting agreement, Dr. Adda will receive approximately $450 per hour for up to the equivalent of seventy hours of services per month. In addition, Dr. Adda’s existing nonstatutory stock options and restricted stock units will continue to vest during the term of the consulting agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENANTA PHARMACEUTICALS, INC.

Date: July 16, 2021	By:	/s/ Paul J. Mellett
Paul J. Mellett
Senior Vice President, Finance and Administration and Chief Financial Officer

2